UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2014

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-175883	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3200 N. Hayden Road, Suite 235, Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into a Material Definitive Agreement
Item 2.02        Unregistered Sales of Equity Securities

On January 6, 2014 we entered into an amendment and settlement agreement dated January 3, 2014 (the “Settlement Agreement”) with JDF Capital Inc. The Settlement Agreement amends the terms of the Senior Convertible Debenture dated May 15, 2012 which was issued pursuant to the Securities Purchase Agreement dated March 28, 2012 (as amended on May 15, 2012 and September 17, 2012) between our Company and Hagen Investments Ltd. JDF Capital Inc. is the assignee of the $1,680,000 May 15, 2012 debenture, which was due on December 28, 2012.

As at January 6, 2014 a balance of approximately $298,674 remained payable on the May 15, 2012 debenture, and the effective conversion price applicable to the outstanding debt was the lesser of $0.20 and 50% of the lowest reported sales price of our common stock during the 20 days prior to conversion. The Settlement Agreement reduces the conversion discount by increasing the conversion price to the lesser of $0.20 and 70% of the lowest reported sale price of our common stock during the 20 days prior to conversion.

In addition, the Settlement Agreement retires secured convertible promissory notes held by JDF Capital dated September 16, 2013 and October 15, 2013 in the aggregate amount of $1,134,500. In consideration of the retirement of the convertible notes, we have designated and issued to JDF Capital 1,134,500 shares of Series B Preferred Stock which are convertible into common shares upon the same terms and preferences as the retired debentures. Each Series B Preferred Share is valued at $1 per share and is convertible into common shares at the conversion price equal to a 50% discount to the lowest reported sale price of our common stock during the 20 day period preceding the conversion date. The Series B Preferred Shares are non-voting with the common shares prior to conversion and have a liquidation preference to the common shares of $1 per share upon any liquidation, dissolution or winding-up of our Company. We have authorized 2,000,000 shares of Series B Preferred Stock in the aggregate which are issuable only in consideration of the extinguishment of existing convertible debt of our Company.

We issued the 1,143,500 Series B Preferred Shares to JDF Capital Inc. in reliance on Section 4(2) of the Securities Act of 1933.

The above descriptions of the Series B Preferred Shares and the Settlement Agreement are summaries only and are qualified entirely by the exhibits 4.01 and 10.1 filed with this Current Report.

Item 9.01	Financial Statements and Exhibits

4.01	Certificate of Designation of Series B Preferred Stock

10.1	Amendment and Settlement Agreement dated January 3, 2014 with JDF Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alexander Walsh
Alexander Walsh
President and Director
January 8, 2013